Exhibit (h)(17)

Amendment to Transfer Agency and Service Agreement

This Amendment dated as of December 19, 2013 (this “Amendment”) is to the Transfer Agency and Service Agreement dated October 1, 2007, as amended (the “Agreement”), by and between ALPS Fund Services, Inc., a Colorado corporation (“ALPS”), and Financial Investors Trust, a Delaware statutory trust (the “Trust”). Any items not herein defined shall have the meaning ascribed to them in the Agreement.

WHEREAS, ALPS and the Trust wish to amend the Agreement in certain respects as more fully set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Effective as of the date of this Amendment, Schedule A to the Agreement is replaced in its entirety with the new Schedule A attached hereto and incorporated by reference herein.

2. Effective as of the date of this Amendment, Schedule B to the Agreement is replaced in its entirety with the new Schedule B attached hereto and incorporated by reference herein.

3. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

FINANCIAL INVESTORS TRUST			ALPS FUND SERVICES, INC.

By:	/s/ Edmund J. Burke	By:	/s/ Jeremy O. May
Name: Edmund J. Burke		Name: Jeremy O. May
Title: President		Title: President

SCHEDULE A

Fund List

ALPS/Red Rocks Listed Private Equity Fund (Classes A, C, I and R)

(formerly, Listed Private Equity Fund)

ALPS/WMC Disciplined Value Fund (formerly, Value Intersection Fund) (Classes A, C and I)

Clough China Fund (Classes A, C and I)

ALPS/CoreCommodity Management CompleteCommodities Strategy Fund (formerly, Jefferies

Asset Management Commodity Strategy Allocation Fund (Classes A, C and I)

RiverFront Global Allocation Fund (Classes A, C and I)

(formerly, RiverFront Moderate Growth Fund)

RiverFront Dynamic Equity Income Fund (Classes A, C and I)

(formerly, RiverFront Long-Term Growth & Income Fund)

RiverFront Moderate Growth & Income Fund (Classes A, C and I)

RiverFront Global Growth Fund (Classes A, C, I, L and Investor)

(formerly, RiverFront Long-Term Growth Fund)

ALPS/Kotak India Growth Fund (Classes A, C and I)

RiverFront Conservative Income Builder Fund (Classes A, C and I)

ALPS/Alerian MLP Infrastructure Index Fund (Classes A, C and I)

Blackstone/GSO Long-Short Credit Income Fund

ALPS Real Asset Income Fund (Classes A, C and I)

ALPS/Westport Resources Hedged High Income Fund (Classes A, C and I)

SCHEDULE B

Fee Schedule

FEES:

I. ALPS/Red Rocks Listed Private Equity Fund (formerly, Listed Private Equity Fund)

(Classes A, C, I and R):

Fees: Fees are billed on a monthly basis at a rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens.

      Annual Open Account Fee:

Open Accounts	Fee Per Account
0-10,000	$15
10,001-30,000	$14
30,001-50,000	$13
50,000 and above	$12

Annual Inactive Account Fee: $5.50 per inactive account (an inactive account is an account with a zero balance that has had activity in the last eighteen months).

Annual Closed Account Fee: $0.50 per closed account (a closed account is an account with a zero balance that has not had activity in the last eighteen months).

II. ALPS/WMC Disciplined Value Fund (formerly, Value Intersection Fund) (Classes A, C and I):

Fees: The fees for the services to be provided to the Trust on behalf of the Activa Value Fund by ALPS pursuant to the Agreement are included in the fees set forth in Appendix C of Amendment No. 1 to the Fund Accounting and Administration Agreement between the Trust and ALPS dated as of August 31, 2009.

III. Clough China Fund (Classes A, C and I):

Fees: The fees for the services to be provided to the Trust on behalf of the Clough China Fund by ALPS pursuant to this Agreement are included in the fees set forth in Appendix C of Amendment No. 3 to the Fund Accounting and Administration Agreement between the Trust and ALPS with respect to the Clough China Fund dated as of January 15, 2010.

IV. ALPS/CoreCommodity Management CompleteCommodities Strategy Fund (Classes A, C and I):

Fees: The fees for the services to be provided to the Trust on behalf of the ALPS/CoreCommodity Management CompleteCommodities Strategy Fund (the “Core Commodity Fund”) by ALPS pursuant to this Agreement are included in the fees set forth in the Amendment to the Fund Accounting and Administration Agreement between the Trust and ALPS with respect to the CoreCommodity Fund dated as of June 15, 2010.

Open Account Fees:

Open Accounts	Fee Per Account
Direct	$9
MSCC	$7

Annual Inactive and Closed Account Fees: $5.50 per inactive account (an inactive account is an account with a zero balance that has had activity in the last eighteen months) and $1.50 per closed account (a closed account is an account with a zero balance that has not had activity in the last eighteen months).

Interactive Client Services Fee (AVA, VRU and Web Services): $12,000 annually

V. RiverFront Global Allocation Fund (formerly, RiverFront Moderate Growth Fund) (Classes A, C and I); RiverFront Dynamic Equity Income Fund (formerly, RiverFront Long-Term Growth & Income Fund) (Classes A, C and I); and RiverFront Moderate Growth & Income Fund (Classes A, C and I) (the “RiverFront Funds”):

Fees: The fees for the services to be provided to the Trust on behalf of the RiverFront Funds by ALPS pursuant to this Agreement are included in the fees set forth in Appendix C of the Amendment to the Fund Accounting and Administration Agreement between the Trust and ALPS with respect to the RiverFront Funds dated as of August 2, 2010.

VI. RiverFront Global Growth Fund (formerly, RiverFront Long-Term Growth Fund) (Classes A, C, I, L and Investor):

Fees: The fees for the services to be provided to the Trust on behalf of the RiverFront Global Growth Fund by ALPS pursuant to this Agreement are included in the fees set forth in Appendix C of the Amendment to the Fund Accounting and Administration Agreement between the Trust and ALPS with respect to the RiverFront Global Growth Fund dated as of September 27, 2010.

VII. ALPS/Kotak India Growth Fund (Classes A, C and I):

Fees: The fees for the services to be provided to the Trust on behalf of the ALPS/Kotak India Growth Fund by ALPS pursuant to this Agreement are included in the fees set forth in Appendix C of the Amendment to the Fund Accounting and Administration Agreement between the Trust and ALPS with respect to the ALPS/Kotak India Growth Fund dated as of January 20, 2011.

VIII. RiverFront Conservative Income Builder Fund (Classes A, C and I):

Fees: The fees for the services to be provided to the Trust on behalf of the RiverFront Conservative Income Builder Fund by ALPS pursuant to this Agreement are included in the fees set forth in Appendix C of the Amendment to the Fund Accounting and Administration Agreement between the Trust and ALPS with respect to the RiverFront Conservative Income Builder Fund dated as of August 31, 2012.

IX. ALPS/Alerian MLP Infrastructure Index Fund (Classes A, C and I):

Fees: The fees for the services to be provided to the Trust on behalf of the ALPS/Alerian MLP Fund by ALPS pursuant to this Agreement are included in the fees set forth in Appendix C of the Amendment to the Fund Accounting and Administration Agreement between the Trust and ALPS with respect to the ALPS/Alerian MLP Fund dated the same date as this Amendment.

X. ALPS/Blackstone-GSO Senior Floating Rate Fund (Classes A, C and I):

Fees: The fees for the services to be provided to the Trust on behalf of the ALPS/Blackstone-GSO Senior Floating Rate Fund by ALPS pursuant to this Agreement are included in the fees set forth in Appendix C of the Amendment to the Fund Accounting and Administration Agreement between the Trust and ALPS with respect to the Blackstone/GSO Long-Short Credit Income Fund dated the same date as this Amendment.

XI. ALPS Real Asset Income Fund (Classes A, C and I):

Fees: The fees for the services to be provided to the Trust on behalf of the ALPS Real Asset Income Fund by ALPS pursuant to this Agreement are included in the fees set forth in Appendix C of the Amendment to the Fund Accounting and Administration Agreement between the Trust and ALPS with respect to the ALPS Real Asset Income Fund dated the same date as this Amendment.

XII. ALPS/Westport Resources Hedged High Income Fund (Classes A, C and I):

Fees: The fees for the services to be provided to the Trust on behalf of the ALPS/Westport Resources Hedged High Income Fund by ALPS pursuant to this Agreement are included in the fees set forth in Appendix C of the Amendment to the Fund Accounting and Administration Agreement between the Trust and ALPS with respect to the ALPS/Westport Resources Hedged High Income Fund dated the same date as this Amendment.

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OUT-OF-POCKET FEES AND EXPENSES:

The following list includes some, but not all, of the out-of-pocket fees and expenses that may be incurred by ALPS from outside vendors. All out-of-pocket fees and expenses, whether or not listed below, are passed directly through at cost to ALPS’ clients as out-of-pocket fees and expenses:

•	NSCC interface fees

•	22c2 fees
•	The cost of printing and mailing shareholder confirmations and statements
•	Fulfillment costs
•	Statement and confirmation production
•	The cost of fund-specific statement paper and envelopes
•	Postage including advances
•	Wire fees and other bank charges
•	Sales reporting fees
•	Private label of money market fund fees
•	Telephone
•	Records storage/retrieval
•	Control review reports
•	Customized programming/reporting
•	Retirement account disclosure statement language
•	Mauritius fees and expenses with respect to the ALPS/Kotak India Growth Fund
•	Other miscellaneous expenses that may occur at the Trust’s discretion